EXHIBIT 10.09

SECOND AMENDMENT TO PURCHASE CONTRACT

THIS SECOND AMENDMENT dated as of July 12, 2007 (the “Second Amendment”), to the PURCHASE CONTRACT dated as of February 12, 1996 (the “Purchase Contract”), is entered into between THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, a limited purpose national banking association with trust powers, in its capacity as successor trustee of the Rio Grande Resources Trust II (the “Trustee”), (said Trustee being the successor to JPMorgan Chase Bank, National Association, formerly known as JPMorgan Chase Bank, successor by merger to The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association, successor by change of name to Texas Commerce Bank National Association, as trustee of the Rio Grande Resources Trust II (the “Prior Trustee”)), and EL PASO ELECTRIC COMPANY, a Texas corporation (“El Paso”).

RECITALS

A. El Paso and the Prior Trustee were parties to that certain Credit Agreement dated as of February 12, 1996 (the “Credit Agreement”) among El Paso and the Prior Trustee as borrowers, Chase Manhattan Bank (successor by merger to Chemical Bank) as issuing bank, as administrative agent and as collateral agent for the financial institutions party thereto as lenders (such financial institutions, the “Lenders”), and the Lenders. Pursuant to the Credit Agreement, the Lenders agreed to extend credit in the form of loans and letters of credit to the Prior Trustee, in an aggregate amount not to exceed $60,000,000, (i) to finance the purchase of Nuclear Fuel by the Prior Trustee, (ii) to provide backup liquidity for commercial paper issued pursuant to a commercial paper program to be established by the Prior Trustee, and (iii) to pay interest and other amounts payable under the Credit Agreement by the Prior Trustee (the foregoing items (i), (ii) and (iii), the “Trust Credit Purposes”). Consequently, the Purchase Contract provided in Section 2(g) thereof that El Paso will not permit the total Net Investment of the Prior Trustee, at any one time, in all Nuclear Fuel to exceed $60,000,000.

B. Effective as of February 8, 1999, the Credit Agreement was amended and restated in its entirety, and the lenders thereunder agreed to extend credit in the form of loans and letters of credit to the Prior Trustee for Trust Credit Purposes in an aggregate amount not to exceed $70,000,000. Consequently, El Paso and the Prior Trustee amended Section 2(g) of the Purchase Contract (the “First Amendment”) to provide that El Paso would not cause or permit the total Net Investment of the Prior Trustee, at any one time, in all Nuclear Fuel to exceed $70,000,000.

C. The Credit Agreement was amended and restated again in its entirety on January 28, 2002, December 17, 2004 and April 11, 2006. The

amended and restated credit agreement dated as of April 11, 2006 (the “2006 Credit Agreement”) provided that the $70,000,000 available to the Prior Trustee for Trust Credit Purposes could be increased from time to time pursuant to Section 2.21 of the 2006 Credit Agreement. Subsequent to the execution of the 2006 Credit Agreement but prior to the date hereof, the Trustee succeeded the Prior Trustee as trustee under the Rio Grande Resources Trust II.

D. On May 30, 2007, El Paso delivered a written notice pursuant to Section 2.21 of the 2006 Credit Agreement to JPMorgan Chase Bank, N.A. (in its capacity as the administrative agent for the lenders under the 2006 Credit Agreement), requesting that the amount available to the Trustee in the form of loans and letters of credit for Trust Credit Purposes be increased from a total amount not to exceed $70,000,000 to a total amount not to exceed $120,000,000, such increase to be effective as of July 16, 2007.

E. As a result of the foregoing, El Paso and the Trustee desire to amend the Purchase Contract in the manner set forth below.

F. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Contract.

AGREEMENT

In consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment to Section 2(g) of the Purchase Contract. Section 2(g) of the Purchase Contract is hereby amended and restated to read in its entirety:

(g)	El Paso shall not cause or permit the total Net Investment of the Trustee, at any one time, in all Nuclear Fuel to exceed $120,000,000.

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above upon its execution by both parties hereto.

SECTION 3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Contract, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provision of the Purchase Contract specifically referred to herein.

SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

SECTION 6. Headings. The headings of this amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

THE BANK OF NEW YORK TRUST
COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Trustee of the Rio Grande
Resources Trust II

By:	/s/ Kathryn M. Houston
Name:	Kathryn M. Houston
Title:	Vice President

EL PASO ELECTRIC COMPANY

By:	/s/ Steven P. Busser
Name:	Steven P. Busser
Title	V.P., Treasurer & Chief
Risk Officer

STATE OF TEXAS	)
)
COUNTY OF EL PASO	)

BEFORE ME, the undersigned authority, on this day personally appeared Steven P. Busser, a V.P., Treasurer & Chief Risk Officer of El Paso Electric Company, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office, this 12th day of July, 2007.

/s/ Hilda Vargas
Notary Public – State of Texas

My Commission Expires:
6-26-09

STATE OF TEXAS	)
)
COUNTY OF TRAVIS	)

BEFORE ME, the undersigned authority, on this day personally appeared Kathryn Houston, a Vice President of The Bank of New York Trust Company, National Association, acting in its capacity as Trustee of the Rio Grande Resources Trust II, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal of office, this 11th day of July, 2007.

/s/ Karen L. Kupecki
Notary Public – State of Texas

My Commission Expires:
05-04-2011